UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 13, 2020

AgroFresh Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36316	46-4007249
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA		19106
(Address of Principal Executive Offices)		(Zip Code)
(267) 317-9139
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGFS	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	AGFSW	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement

On June 13, 2020, AgroFresh Solutions, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with PSP AGFS Holdings, L.P. (the “Investor”), an affiliate of Paine Schwartz Partners, LLC (“PSP”), pursuant to which, subject to certain closing conditions, the Investor has agreed to purchase in a private placement an aggregate of $150,000,000 of new preferred stock of the Company. A total of 150,000 shares of the Company’s newly-designated Series B-1 Convertible Preferred Stock, par value $0.0001 per share (the “Series B-1 Preferred Stock”) will be purchased in such transaction (the “Private Placement”). The closing of the Private Placement is conditioned upon satisfaction or waiver of certain customary closing conditions, including receipt of required regulatory approval and the concurrent refinancing of the Company's outstanding senior credit facility (the “Credit Facility”), either with a new senior secured credit facility (composed of a term loan and revolving credit facility) or an amendment and extension of the Credit Facility, in each case, on terms consistent with the Investment Agreement or otherwise approved by the Investor. Closing of the Private Placement is expected to occur early in the third quarter of 2020 (the “Closing Date”). In addition, following the approval of the transactions contemplated by the Investment Agreement by the Australian Foreign Investment Review Board, the Company would issue to the Investor, for no additional consideration, a total of 150,000 shares of the Company’s newly-designated Series B-2 Convertible Preferred Stock, par value $0.0001 per share (the “Series B-2 Preferred Stock”). Shortly thereafter, all of the outstanding shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock would be exchanged for a total of 150,000 shares of the Company’s newly-designated Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”).

Each of the rights, preferences and privileges of the Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B Preferred Stock (collectively, the “Preferred Stock”) are set forth in separate certificates of designation to be filed with the Secretary of State of the State of Delaware, forms of which are attached as Exhibits A, B and C, respectively, to the Investment Agreement (the “Certificates of Designation”).

The Series B-1 Preferred Stock (and, when issued, the Series B Preferred Stock) will rank senior to the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series B-1 Preferred Stock (and, when issued, the Series B Preferred Stock) will have a liquidation preference of $1,000 per share (the “Stated Value”). Holders of the Series B-1 Preferred Stock (and, when issued, the Series B Preferred Stock) will be entitled to a cumulative dividend at a rate of 16% per annum, of which 50% will be payable in cash and 50% will be payable in kind until the first anniversary of the Closing Date, after which 50% will be payable in cash, 37.5% will be payable in kind, and the remaining 12.5% will be payable in cash or in kind, at the Company’s option, subject in each case to adjustment under certain circumstances. Dividends on the Series B-1 Preferred Stock (and, when issued, the Series B Preferred Stock) will be cumulative and payable quarterly in arrears. All dividends that are paid in kind will accrete to, and increase, the Stated Value. The applicable dividend rate is subject to increase by 2% per annum during any period that the Company is in breach of certain provisions of the applicable Certificate of Designation.

The Preferred Stock will be convertible into Common Stock at the election of the holder at any time at an initial conversion price of $5.00 (the “Conversion Price”). The Conversion Price is subject to customary adjustments, including for stock splits and other reorganizations affecting the Common Stock and pursuant to certain anti-dilution provisions for below market issuances.

The Company may redeem any or all of the Series B-1 Preferred Stock (and, when issued, the Series B Preferred Stock) for cash at any time, subject, in the case of any partial redemption, to a minimum redemption amount and a minimum amount of Series B-1 Preferred Stock (or Series B Preferred Stock, as applicable) remaining outstanding. The redemption price of each share of Series B-1 Preferred Stock (or Series B Preferred Stock, as applicable) (the “Redemption Price”) would be (i) prior to the first anniversary of the Closing Date, an amount sufficient to cause the multiple on invested capital (“MOIC”), as defined in the applicable Certificate of Designations, of such share to be 1.5, (ii) after the first anniversary and on or before the second anniversary of the Closing Date, an amount sufficient to cause the MOIC of such share to be 1.75, and (iii) from and after the second anniversary of the Closing Date, an amount sufficient to cause the MOIC of such share to be 2.0. Notwithstanding the foregoing, from and after the third anniversary of the Closing Date, the Company would have the option to redeem the Series B-1 Preferred Stock (or Series B Preferred Stock, as applicable) at a redemption price equal to 100% of the liquidation preference of the shares of such series, plus any accrued and unpaid dividends to (the “Alternative Redemption Price”) if the volume-weighted average price per share of the Common Stock for the 20 trading days prior to the redemption date is at least $8.00 and a specified minimum average daily trading volume condition with respect to the Common Stock is satisfied (and if such conditions are not satisfied, the Company would have the option to redeem the Series B-1 Preferred Stock (or Series B Preferred Stock, as applicable) at a price per share equal to the greater of the Redemption Price and the Alternative Redemption Price.

In the event of a Change of Control (as defined in the Certificates of Designation), the Company would be required to make an offer to repurchase all of the then-outstanding shares of Series B-1 Preferred Stock (or Series B Preferred Stock, as applicable) for cash consideration per share equal to the greater of (i) the then-applicable Redemption Price or, in the event of a Change of Control after the third anniversary of the Closing Date, the Alternative Redemption Price, and (ii) the amount such holders would be entitled to receive at such time if the Series B-1 Preferred Stock (or Series B Preferred Stock, as applicable) were converted into Common Stock.

The Certificates of Designation provide that holders of the Preferred Stock shall have the right to vote on matters submitted to a vote of the holders of Common Stock on an as-converted basis unless required by applicable law, but in no event will the holders of Series B-1 Preferred Stock have the right to vote shares of Preferred Stock on as as-converted basis in excess of 19.99% of the voting power of the Common Stock outstanding immediately prior to the date of the Investment Agreement. The Certificates of Designation also provide that the holders of the Preferred Stock will have separate class approval rights over certain specified actions that would affect the rights of holders of the Preferred Stock.

Under the Investment Agreement, the Company is required to take certain specified efforts to seek stockholder approval, for purposes of Nasdaq listing rules, of the issuance of more than 20% of the Company’s outstanding Common Stock. Until such stockholder approval is received, the terms of the Preferred Stock limit the number of shares of Common Stock into which the Preferred Stock can be converted to 19.99% of the number of shares of Common Stock outstanding. The Company’s largest stockholder, Rohm & Haas Company (a subsidiary of Dow Inc.) (“Rohm & Haas”), has entered into a Voting and Support Agreement with the Investor, agreeing to vote its shares of Common Stock in favor of such approval.

Pursuant to the Investment Agreement, the Company has agreed to increase the size of its Board to ten directors in connection with the Closing Date and to appoint two individuals designated by the Investor on the Closing Date. In addition, commencing on the first anniversary of the Closing Date (or earlier under certain circumstances), the Investor would have the right to appoint additional directors to the Board, such that the total number of its designees would be proportionate to its ownership of Common Stock, on an as-converted basis.

Under the Investment Agreement, so long as the Investor beneficially owns, on an as-converted basis, at least 10% of the outstanding shares of Common Stock on an as-converted basis, subject to customary exceptions, the Company is required to give the Investor notice of any proposed issuance by the Company of any shares of Common Stock or preferred stock, or any shares convertible into or exchangeable for such shares, prior to the proposed date of issuance. The Investor is then entitled to purchase up to its pro rata share of the securities the Company proposes to issue, at the same price and on the same terms as those disclosed in the notice.

The Investor will be subject to certain standstill restrictions, including that its affiliates will be restricted from acquiring additional securities of the Company, subject to certain exceptions, until the later of (i) the date no designees of the Investor serve on the Board and the Investor has no rights (or has irrevocably waived its rights) to designate directors for election to the Board and (ii) the 18-month anniversary of the latest Applicable Closing Date. The Investor has also agreed to restrictions on its ability to dispose of shares of the Preferred Stock until the 18-month anniversary of the Closing Date, subject to certain exceptions.

The Investor will have certain customary registration rights with respect to the Common Stock issuable upon conversion of the Preferred Stock pursuant to the terms of a registration rights agreement, a form of which is attached as Exhibit G to the Investment Agreement.

Also on June 13, 2020, in connection with the execution of the Investment Agreement, the Company, the Investor and Rohm & Haas entered into a side agreement (the “Side Agreement”), pursuant to which the parties agreed that if the Investor or its affiliates has the right to designate at least 50% of the total directors on the Board pursuant to the Investment Agreement, so long as Rohm & Haas beneficially owns at least 20% of the outstanding Common Stock (on a fully diluted, “as converted” basis), the Company and the Board will increase the size of the Board by one member and the Board will elect a designee selected by Rohm & Haas to fill the newly-created vacancy. Such right is in addition to any right that Rohm & Haas has to appoint a member of the Board pursuant to its ownership of the Company’s Series A Preferred Stock.

The foregoing description of the terms of the Preferred Stock, the Investment Agreement, the Side Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investment Agreement and the applicable exhibits thereto, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the full text of the Side Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report regarding the Investment Agreement is incorporated by reference into this Item 3.02. The Private Placement will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof. The Preferred Stock issued pursuant to the Investment Agreement and the Common Stock issuable upon conversion of the Preferred Stock may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

Item 8.01 Other Events

On June 15, 2020, the Company issued a press release (the "Press Release") announcing the execution of the Investment Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

In addition to historical information, this Form 8-K may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this Form 8-K that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “will,” “would,” "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, anticipated timing and completion of necessary regulatory approvals, the refinancing or any other conditions to closing, information concerning the Company's possible or assumed future results of operations, including all statements regarding financial guidance, anticipated benefits from the investment by PSP, anticipated future growth, business strategies, the Company’s ability to refinance its existing indebtedness, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's management's control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk of increased competition, the ability of the business to grow and manage growth profitably, the ability to consummate the preferred equity investment and/or to effect the refinancing of its existing senior credit facility, risks associated with acquisitions and investments, changes in applicable laws or regulations, conditions in the global economy, including the effects of the coronavirus outbreak, and the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in the Company's filings with the SEC, which are available at the SEC's website at www.sec.gov.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

10.1	Investment Agreement, dated June 13, 2020, between the Company and PSP AGFS Holdings, L.P.
10.2	Side Agreement, dated June 13, 2020 among the Company, PSP AGFS Holdings, L.P. and Rohm & Haas Company
99.1	Press Release issued by the Company on June 15, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: June 15, 2020

AGROFRESH SOLUTIONS, INC. By: /s/ Thomas Ermi Name: Thomas Ermi Title: Vice President and General Counsel